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                                                                    EXHIBIT 23.1

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the Tandy Brands Accessories, Inc. Benefit Restoration Plan of our reports dated July 30, 2003, with respect to the consolidated financial statements of Tandy Brands Accessories, Inc. incorporated by reference in its Annual Report (Form 10-K) and the schedule included therein for the year ended June 30, 2003, filed with the Securities and Exchange Commission.


                                                    /s/  Ernst & Young LLP
Fort Worth, Texas
October 2, 2003